LIMITED LIABILITY COMPANY AGREEMENT

OF

NATIONSRENT DEALER GROUP, LLC

a Delaware Limited Liability Company

Dated as of January 6, 2005

THE MEMBERSHIP INTERESTS OF NATIONSRENT DEALER GROUP, LLC SHALL BE "SECURITIES" GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION IN WHICH IT HAS BEEN ADOPTED, INCLUDING, WITHOUT LIMITATION, ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE, AS CURRENTLY IN EFFECT. THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. THE MEMBERSHIP INTERESTS MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF (WITHIN THE MEANING OF ANY SECURITIES LAW) WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH OTHER SECURITIES LAWS IF REQUIRED.

LIMITED LIABILITY COMPANY AGREEMENT
OF
NATIONSRENT DEALER GROUP, LLC

          This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of NationsRent Dealer Group, LLC (the "Company") is made, adopted and entered into effective as of the 6 day of January, 2005, by NationsRent USA, Inc., a Delaware corporation, as the sole member of the Company (the "Sole Member").

SECTION 1

THE COMPANY; DEFINED TERMS

          1.1 Formation. The Company is a limited liability company formed pursuant to the provisions of Chapter 18 of the Delaware Corporation Laws Annotated, as amended from time to time (the "LLC Law"), and is intended to operate as an entity separate from the Sole Member. The Certificate of Formation of the Company (the "Certificate of Formation") was filed with the Secretary of State of Delaware on January 6, 2005. The rights and liabilities of the Sole Member shall be determined in accordance with the terms and conditions of this Agreement and, except where the LLC Law provides that such rights and obligations specified in the LLC Law shall apply "unless otherwise provided in a limited liability company agreement" or words of similar effect and such rights and obligations are set forth in this Agreement, the LLC Law.

          1.2 Company Name. The name of the Company is NationsRent Dealer Group, LLC. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

          1.3 Purpose. The purpose of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the LLC Law.

          1.4 Principal Office. The initial principal office of the Company is located at 450 East Las Olas Boulevard, 14th Floor, Ft. Lauderdale, Florida 33301. The principal office of the Company may be relocated from time to time by determination of the Manager. The Company may maintain offices at such other place or places as the Manager deems advisable.

          1.5 Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the LLC Law and shall continue in existence for perpetuity, unless dissolved or terminated pursuant to the LLC Law or the provisions of this Agreement.

          1.6 Filings; Registered Agent for Service of Process; Registered Office.

(a) The Certificate of Formation has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the LLC Law. The Manager shall take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware.

          (b) The Manager shall take any and all other actions as maybe reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any states or jurisdictions other than Delaware in which the Company engages in business.

          (c) The Company's registered agent for service of process on the Company in Delaware shall be The Corporation Trust Company. The Manager may change, at any time and from time to time, such registered agent.

          (d) The Company's registered office in Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County. The Manager may change, at any time and from time to time, such registered office.

(e) Upon the dissolution of the Company, the Manager shall promptly execute and cause to be filed a certificate of cancellation in accordance with the LLC Law and the law of any other states or jurisdictions in which the Company has qualified to conduct business.

          1.7 Defined Terms. Unless the context otherwise requires or unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

                     "Agreement" means this Limited Liability Company Agreement, as originally executed and as amended from time to time. Terms such as "hereof," "hereto," hereby," "hereunder" and "herein" refer to this Agreement as a whole, unless the context otherwise requires.

                     "Certificate of Formation" has the meaning set forth in Section 1.1.

                     "Company" has the meaning set forth in the preamble to this Agreement.

                     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                     "Indemnified Parties" has the meaning set forth in Section 5.4(a).

                     "LLC Law" has the meaning set forth in Section 1.1.

                     "Manager" means the individual appointed by the Sole Member as the manager of the Company in accordance with Section 4.1.

                     "Membership Interest" has the meaning set forth in Section 2.1.

                     "Membership Interest Certificate" has the meaning set forth in Section 2.2.

                     "Officers" means those individuals appointed by the Manager as officers of the Company in accordance with Section 4.3.

                     "Person" means any individual, partnership, corporation, trust, limited liability company or other entity.

                     "Sole Member" means NationsRent USA, Inc., a Delaware corporation, or any Person that acquires all of the equity interests of the Company from NationsRent USA, Inc.

SECTION 2

CAPITAL CONTRIBUTION; MEMBERSHIP INTEREST CERTIFICATE

          2.1 Capital Contribution; Membership Interest. The Sole Member has made a capital contribution to the Company and shall have a 100% membership equity interest in the Company, including any and all benefits to which the Sole Member is entitled under this Agreement and the obligations of the Sole Member under this Agreement, as evidenced by a Membership Interest Certificate (the "Membership Interest"). Additional capital contributions to the Company may be made from time to time in such amounts as determined by the Sole Member in its discretion; provided, however, that the Sole Member is not and shall not be obligated to make any additional contributions to the Company. The Sole Member shall not receive any interest payment, salary or draw with respect to its capital contribution or capital account or otherwise solely in its capacity as the Sole Member.

          2.2 Membership Interest Certificate. The Membership Interest of the Sole Member will be evidenced by a certificate of limited liability company interest issued by the Company in substantially the form set forth as Exhibit A to this Agreement (the "Membership Interest Certificate"). The Membership Interest shall be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in any jurisdiction in which it has been adopted, including, without limitation, Article 8 of the Delaware Uniform Commercial Code, as currently in effect. Each Membership Interest Certificate shall bear the following legend:

"This certificate evidences an interest in NationsRent Dealer Group, LLC and shall be a 'security' governed by Article 8 of the Uniform Commercial Code as in effect in any jurisdiction in which it has been adopted, including, without limitation, Article 8 of the Delaware Uniform Commercial Code, as currently in effect."

          This Section 2.2 shall not be amended and no such purported amendment to this Section 2.2 shall be effective until, to the extent necessary, all outstanding Membership Interest Certificates have been surrendered for re-issuance with any conforming changes required as a result of such amendment.

SECTION 3

DISTRIBUTIONS; TAX MATTERS

           3.1 Distributions. Subject to any conditions and restrictions contained in any contract or agreement to which the Company is a party, distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Manager.

          3.2 Tax Reporting. It is the intention of the Sole Member that the Company be disregarded for federal tax purposes (so long as the Company has only one member), and accordingly all items of income, gain, loss, expense, deduction and credit shall, for federal tax purposes, be reported directly by the Sole Member. If the Company is required to file any tax return, form, report, statement or other document separate from the Sole Member, the Manager shall prepare and file such return, form, report, statement or other document.

SECTION 4

MANAGEMENT AND CONTROL

           4.1 Management by Manager.

(a) Except as otherwise expressly provided in this Agreement or to the extent delegated by the written consent of the Sole Member, (i) the business and affairs of the Company shall be vested solely in and controlled by the Manager who shall have the exclusive power and authority, on behalf of the Company, to take any action and to do anything and everything he or she deems necessary or appropriate to carry on the business of the Company, (ii) the Manager shall have full, exclusive and complete discretion in the management and control of the Company, (iii) all decisions relating to the business and affairs of the Company shall be made by, and all action proposed to be taken by or on behalf of the Company, shall be taken by, the Manager and (iv) the Manager shall have full power and authority to execute all documents and take all other actions on behalf of the Company and thereby bind the Company and the Sole Member with respect thereto.

          (b) The implementation of any decisions properly made by the Manager, including the execution and delivery of all documents, may be through any Person selected by the Manager (including any Officer). All approvals and consents required or permitted herein may be prospective or retroactive.

          (c) The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company's business, and all actions of the Manager taken in accordance with such rights and powers shall bind the Company.

          (d) Any action required or permitted to be taken by the Manager under this Agreement or the LLC Law may be taken without a meeting if the Manager consents thereto in writing and such written consent is filed in the minute books of the Company.

          (e) The Manager shall hold office at the pleasure of the Sole Member. The Manager shall serve until the earlier of his or her death, resignation or removal. The Manager may be removed at any time, with or without cause, by the Sole Member. The Manager may resign at any time by delivering his or her written resignation to the Sole Member.

(f) The Manager as of the date of this Agreement is Douglas M. Suliman, Jr.

           4.2 Agents. The Manager may engage on behalf of, and at the expense of, the Company, such Persons as the Manager shall deem advisable for the conduct and operation of the business and affairs of the Company, including, without limitation, leasing, rental and sales agents and brokers, mortgage bankers, securities brokers and dealers, credit enhancers, lawyers, accountants, architects, engineers, consultants, contractors and purveyors of other services or materials for the Company on such terms and for such compensation or costs as the Manager shall determine.

           4.3 Officers and Employees.

(a) The day-to-day operational management of the Company shall be exercised by such officers as shall be appointed from time to time in accordance with this Section 4.3 (the "Officers"). The Manager may appoint such Officers as it may determine from time to time. The Officers, subject to the direction and control of the Manager, shall do all things and take all actions necessary to run the business of the Company. Each Officer shall have the powers and duties with respect to the management of the Company as may be prescribed to him or her by the Manager and, to the extent not so prescribed, as generally pertain to their respective offices. Each Officer of the Company shall hold office at the pleasure of the Manager. Each Officer shall serve until the earlier of his or her death, resignation or removal. Any Officer may be removed at any time, with or without cause, by the Manager. Any vacancy in any office may also be filled by the Manager. Any Officer may resign at any time by delivering his or her written resignation to the Manager.

          (b) The Company may employ such employees as the Officers of the Company deem reasonably necessary to effectuate the purpose of the Company as set forth in Section 1.3 of this Agreement.

(c) The Officers as of the date of this Agreement are as follows:

Bryan T. Rich
Douglas M. Suliman, Jr.
Thomas J. Putman
Thomas J. Hoyer
Joseph H. Izhakoff
John D. Malone
Charles H. Snyder
John C. Scherer
Gregg Straus
Jorge L. Martin
William Stewart
Gary Golden
David Hill
Doris M. Galczak	Executive Director
Executive Director
President and Chief Executive Officer
Executive Vice President and Chief Financial Officer
Executive Vice President, General Counsel and Secretary
Executive Vice President, Administration
Executive Vice President, Fleet and Asset Management
Vice President and Treasurer
Vice President, Tax
Vice President, Real Estate and Construction
Regional Vice President, Northeast Region
Controller
Assistant Controller
Assistant Secretary

SECTION 5

LIMITATION OF LIABILITY; INDEMNIFICATION

          5.1 Proof of Failure to Satisfy Standard of Conduct. The Sole Member, Manager and any Officer shall not be deemed to have violated any standard of conduct under this Section 5 unless such violation is proved by clear and convincing evidence in an action brought against the Sole Member, Manager or any Officer in a court of competent jurisdiction. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of noto contendere or its equivalent shall not of itself constitute proof or create a presumption that the appropriate standard of conduct has been violated.

          5.2 Liability to the Company. The Sole Member, Manager and any Officer shall not be liable to the Company in damages for any action that the Sole Member, Manager or any Officer takes or fails to take in such capacity, unless it is proved by clear and convincing evidence in a court of competent jurisdiction that such action or failure to act was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company.

          5.3 Liability to Others. The Sole Member intends that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture. It is the intention of the Sole Member that it shall have the benefit of Section 18-303(a) of the LLC Law. The debts, obligations and liabilities of the Company (whether arising in contract, tort or otherwise) are solely the debts, obligations and liabilities of the Company, and neither the Sole Member, nor the Manager, nor Officer shall be liable therefor solely by reason of being a member of the Company or acting as a manager or an officer of the Company. No failure of the Company to observe any corporate or other formality or requirement relating to the exercise of its powers or the management of its business or affairs under this Agreement or the LLC Law shall be grounds for imposing liability on the Sole Member, Manager, or any Officer (or any member or other holder of an equity interest in the Sole Member or any director, board observer, officer or employee of any of the foregoing or any of their affiliates) for any debt, obligation or liability of the Company.

           5.4 Indemnification.

(a) The Company shall indemnify, defend and hold harmless the Sole Member, Manager and any officer (collectively, the "Indemnified Parties") to the fullest extent provided by, or permissible under, Section 18-108 of the LLC Law, or any successor statute. The Company is hereby authorized to take any and all further action to effectuate any indemnification of the Indemnified Parties that any Delaware limited liability company may have power to take with respect to the indemnification of its members, managers and officers by any agreement or otherwise. This Section 5.4(a) shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Delaware limited liability company with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or any right of any individual to indemnification. Expenses, including, without limitation, attorney's fees, incurred by the Indemnified Parties in defending any proceeding shall be paid by the Company in advance of the final disposition of such proceeding, upon receipt of any undertaking by or on behalf of the Indemnified Parties to repay such amount if it shall be ultimately determined that it is not entitled to be indemnified by the Company as authorized in this Section 5. No repeal, amendment or modification of this Section 5.4(a) shall affect any rights or obligations then existing hereunder with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. This Section 5.4(a) is intended for the benefit of the Company and the Indemnified Parties.

          (b) Authorized agents and employees of the Company shall be indemnified by the Company only if and to the extent, if any, approved by the Manager or specifically required by applicable law.

(c) The provisions of this Section 5 shall survive any termination of this Agreement.

SECTION 6

BOOKS AND RECORDS; FISCAL YEAR

           6.1 Books and Records. The Company shall keep adequate books and records at its principal office as described in Section 1.4, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Company's business, which books and records shall be otherwise kept in accordance with the provisions of the LLC Law. The Company's books and records shall be maintained according to the same methods of accounting used by the Sole Member. All financials statements shall be prepared in accordance with GAAP.

           6.2 Fiscal Year. The fiscal year of the Company shall end each year on the same day that the fiscal year of the Sole Member ends, unless a different fiscal year is required by applicable law.

SECTION 7

TRANSFER OF MEMBERSHIP INTEREST

          The Sole Member shall be entitled, in its sole and absolute discretion at any time and from time to time, to sell, mortgage, hypothecate, transfer, pledge, assign, donate, create a security interest in or lien upon, encumber, give, place in trust (voting or other) or otherwise dispose of, all or any portion of its Membership Interest.

SECTION 8

DISSOLUTION AND WINDING UP OF THE COMPANY

           8.1 Dissolution. Notwithstanding anything to the contrary in the LLC Law, the Company shall dissolve only upon the written consent of the Sole Member. Moreover, the Sole Member shall not cease to be a member of the Company solely as a result of the happening of any of the events specified in Section 18-304 of the LLC Law.

           8.2 Winding Up. Upon dissolution, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Sole Member. The Manager shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Company's assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order and priority:

(a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors (including the repayment of any loans or advances made by the Sole Member or Manager to the Company), and the expenses of liquidation and dissolution;

          (b) Second, to the setting up of any reserves reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company; and

(c) Third, to the Sole Member.

SECTION 9

MISCELLANEOUS

           9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

           9.2 No Third Party Beneficiaries. Nothing contained in this Agreement is intended or shall be deemed to benefit any third party or creditor of the Company or the Sole Member.

           9.3 Successors and Assigns. Every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Company, the Sole Member and their respective legal representatives, successors, transferees and permitted assigns.

          9.4 Entire Agreement; Amendment. This Agreement, together with the Certificate of Formation, contain the entire understanding of the Sole Member with respect to the subject matter of this Agreement. This Agreement may be amended only in a writing signed by the Sole Member.

           9.5 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

           9.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.

          9.7 Variation of Pronouns. All pronouns and any variations shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

          IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement of NationsRent Dealer Group, LLC as of the date first written above.

NATIONSRENT USA, INC. By: /s/ Joseph H. Izhakoff Name: Joseph H. Izhakoff Title: Executive Vice President

EXHIBIT A

Form of Membership Interest Certificate

THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS. ACCORDINGLY, SUCH INTEREST MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR OTHERWISE DISPOSED OF (WITHIN THE MEANING OF ANY SECURITIES LAW) WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH OTHER SECURITIES LAWS IF REQUIRED.

THIS CERTIFICATE EVIDENCES AN INTEREST IN NATIONSRENT DEALER GROUP, LLC AND SHALL BE A "SECURITY" GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY JURISDICTION IN WHICH IT HAS BEEN ADOPTED, INCLUDING, WITHOUT LIMITATION, ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE, AS CURRENTLY IN EFFECT.

No. __

NATIONSRENT DEALER GROUP, LLC
A Delaware Limited Liability Company

Membership Interest Certificate

          This certifies that [__________] is the owner of the Membership Interest representing membership equity interest in NationsRent Dealer Group, LLC (the "Company"), subject to the terms of the Limited Liability Company Agreement of NationsRent Dealer Group, LLC, made and entered into as of __________ __, 2004, as the same may be amended from time to time in accordance with its terms (the Agreement").

          This Membership Interest Certificate may be transferred by the lawful holders hereof only in accordance with the provisions of the Agreement and applicable law.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE AGREEMENT.

          IN WITNESS WHEREOF, the Company has caused this Membership Interest Certificate to be issued this ____ day of __________, ____.

NATIONSRENT DEALER GROUP, LLC By: Name: Title:

FOR VALUE RECEIVED, __________, the ____________________ of the Company does hereby sell, assign and transfer unto:

(print or type name of assignee)

the Membership Interest evidenced by the within Membership Interest Certificate, and does hereby irrevocably constitute an appoint attorney-in-fact to transfer the said Membership Interest on the books of the within-named Company, with the full power of substitution in the premises.

Dated as of:

By: Name: Title:

In presence of: ____________________

NOTICE: The signature to this assignment must
correspond with the name as written upon the face of
the Membership Interest Certificate in every particular,
without alternation or enlargement or any change whatsoever.